Exhibit 99.1
Press Release

Bio-Rad Announces New Share Repurchase Program

HERCULES, Calif. — July 20, 2023 — Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a global leader in life science research and clinical diagnostic products, today announced that its board of directors approved a new share repurchase program that grants the Company authority to repurchase up to $500 million of outstanding shares of its common stock.

“The new share buyback authorization is consistent with our disciplined approach and demonstrates our continued commitment to using this tool as part of our capital allocation strategy." said Norman Schwartz, Bio-Rad’s Chief Executive Officer.

The Company previously announced on June 5, 2023, that it had completed the repurchase of all of its common stock authorized under the prior share repurchase program approved by the Company’s board of directors.

Repurchases under the new share repurchase program may be made at management's discretion from time to time on the open market or through privately negotiated transactions. The new share repurchase program has no time limit and may be suspended or discontinued at any time. Any shares acquired will be available for general corporate purposes, including supporting employee stock plans, funding acquisitions, and minimizing dilution from stock issuances.

About Bio-Rad

Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb) is a leader in developing, manufacturing, and marketing a broad range of products for the life science research and clinical diagnostics markets. Based in Hercules, California, Bio-Rad operates a global network of research, development, manufacturing, and sales operations with over 8,300 employees and $2.8 billion in revenues in 2022. Our customers include universities, research institutions, hospitals, food safety and environmental quality laboratories, and biopharmaceutical companies. Together, we develop innovative, high-quality products that advance science and save lives. To learn more, visit bio-rad.com.

This release may be deemed to contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements we make regarding our new share repurchase program and our continued commitment to using this tool as part of our capital allocation strategy. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "plan", "believe," "expect," "anticipate," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions, although not all forward-looking statements contain these words. Such statements are based on assumptions and expectations of future events that are subject to risks and uncertainties, which could cause actual results to vary materially from the plans, goals, and expectations expressed in or indicated by the forward-looking statements. These risks and uncertainties include the impact of the COVID-19 pandemic, supply chain risks, our ability to develop and market new or improved products, our ability to compete effectively, global economic and geopolitical conditions, reductions in government funding and the capital spending programs of our customers, international legal and regulatory risks, and product quality and liability issues. For further information regarding our risks and uncertainties, please refer to the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operation" in Bio-Rad’s public reports filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Bio-Rad cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Investor Contact:
Edward Chung, Investor Relations
510-741-6104
ir@bio-rad.com
Media Contact:
Anna Gralinska, Corporate Communications
510-741-6643
pr@bio-rad.com